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                                                                     EXHIBIT 5.1

                             Vinson & Elkins L.L.P.
                                Attorneys at Law
                              2300 First City Tower
                               1001 Fannin Street
                            Houston, Texas 77002-6760
                            Telephone (713) 758-2222
                               Fax (713) 758-2346

                                 July 28, 2000



W-H Energy Services, Inc.
10370 Richmond Avenue, Suite 990
Houston, Texas 77042

Ladies and Gentlemen:

         We have acted as counsel for W-H Energy Services, Inc., a Texas corporation (the "Company"), in connection with the proposed offer and sale (the "Offering") by the Company to the several underwriters (the "Underwriters") set forth in the underwriting agreement (the "Underwriting Agreement") to be executed in connection with the Offering among the Company and the representatives of the Underwriters, pursuant to the prospectus forming a part of a Registration Statement on Form S-1, File No. 333-43411, originally filed with the Securities and Exchange Commission on December 29, 1997, as amended by Amendment No. 1 filed November 12, 1998, Amendment No. 2 filed January 7, 1999, Amendment No. 3 filed May 11, 2000, and Amendment No. 4 filed July 28, 2000 (such Registration Statement, as amended at the effective date thereof, being referred to herein as the "Registration Statement"), of an aggregate of 12,500,000 shares of Common Stock, par value $.0001 per share, of the Company ("Common Stock). Capitalized terms used but not defined herein have the meanings set forth in the Registration Statement.

         We are rendering this opinion as of the time the Registration Statement becomes effective in accordance with Section 8(a) of the Securities Act of 1933, as amended.

         In connection with this opinion, we have assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the shares of Common Stock will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the applicable prospectus.
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W-H Energy Services, Inc.
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July 28, 2000


         In connection with the opinion expressed herein, we have examined, among other things, the Restated Articles of Incorporation and the Amended and Restated Bylaws of the Company, the records of corporate proceedings that have occurred prior to the date hereof with respect to the Offering, the Registration Statement, as amended and the form of Underwriting Agreement to be executed among the Company, Donaldson, Lufkin & Jenrette Securities Corporation, Morgan Stanley & Co. Incorporated, UBS Warburg LLC, Simmons & Company International and DLJdirect Inc., as representatives of the several Underwriters. We have also reviewed such questions of law as we have deemed necessary or appropriate.

         Based upon the foregoing, we are of the opinion that the shares of Common Stock proposed to be issued and sold by the Company to the Underwriters have been validly authorized for issuance and, upon the issuance and delivery thereof as set forth in the Registration Statement, will be validly issued, fully paid and nonassessable

         This opinion is limited in all respects to the laws of the State of Texas, as interpreted by the courts of the State of Texas.

         We hereby consent to the statements with respect to us under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement, but we do not thereby admit that we are within the class of persons whose consent is required under the provisions of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                                     Very truly yours,

                                                     /s/ VINSON & ELKINS L.L.P.

                                                     VINSON & ELKINS L.L.P.